UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 22, 2011 (August 12, 2011)

VYCOR MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	333-149782	20-3369218
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3651 FAU Blvd.
Suite 300
Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 558-2006

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

In connection with the preparation of Vycor Medical, Inc.’s (the “Company”) financial statements for the period ended June 30, 2011, the Company re-evaluated certain of its accounting policies and procedures and determined that it has not properly accounted for certain warrants issued in connection with consulting or other service agreements and for the value of the beneficial conversion feature associated with certain convertible debentures issued by the Company. Warrants issued in connection with consulting or other service agreements have been expensed over the period of the life of the warrant and not the life of the agreement, as required by ASC 505. They have also been recognized on a monthly basis rather than being recorded as a prepaid expense asset at the outset. The Company has, since December 2009, been recognizing and expensing a beneficial conversion discount on convertible debt based on a fair value method; under the intrinsic value method as required under ASC 470, no such discount should have been recognized

As a result, on August 12, 2011, the Company’s Board of Directors concluded that the Company’s previously issued consolidated financial statements: (i) for the years ended December 31, 2009 and 2010 (the “Annual Financial Statements”) included in the Company’s Annual Reports on Form 10-K for the years then ended (the “Annual Reports”); and (ii) for the three months ended March 31, 2010, the three and six months ended June 30, 2010, the three and nine months ended September 30, 2010 and the three months ended March 31, 2011 (collectively, the “Quarterly Financial Statements”) included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, September 30, 2010 and March 31, 2011 respectively (the “Quarterly Reports”) should no longer be relied upon. As soon as practicable, the Company will file with the Securities and Exchange Commission amendments to the aforementioned Annual Reports and its Quarterly Reports to restate such Annual Financial Statements and Quarterly Financial Statements to properly record the warrants and beneficial conversion expense and to make related adjustments and disclosures in connection therewith. These adjustments are non-cash items and do not affect the Company’s previously reported cash flow from operations.

The Company expects that the net impact on the Company’s previously reported Net Loss for the 18 month period of October 1, 2009 through March 31, 2011 will be to increase losses by approximately $152,000.

The Company’s board of directors and management has discussed the matters set forth herein with Paritz & Co., P.A., the Company’s registered independent public accounting firm which was also the Company’s independent public accounting firm for the period impacted by this restatement as described above.

As a result of this determination, management has concluded that a material weakness in the Company’s internal control over financial reporting exists over the accounting for certain warrants issued in connection with consulting or other service agreements and for the value of the beneficial conversion feature associated with certain convertible debentures issued by the Company. Accordingly, the amendments to the Annual Financial Statements and Quarterly Financial Statements will also revise management’s conclusions regarding the effectiveness of the Company’s internal controls over financial reporting. The Company will also include a similar disclosure in its Form 10-Q for the period ended June 30, 2011 (when filed) with respect to management’s evaluation of disclosure controls and procedures as of the quarter ended June 30, 2011.

These adjustments are non-cash items and do not affect the Company’s operating activities or cash flows from operations in any way.

Item 8.01  Other Events

On August 15, 2011 the Company issued a press release relating to the restatement of the Annual Financial Statements and Quarterly Financial Statements.  A copy of such press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL INC.

Date: August 22, 2011	By:	/s/ David Cantor
David Cantor
President